UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): September 17, 2019
XILINX, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-18548	77-0188631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Logic Drive,
San Jose,
California	95124
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 559-7778

 (Former name or former address, if changed since last report: N/A)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	XLNX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On September 17, 2019, Lorenzo Flores notified Xilinx, Inc. (the “Company”) of his resignation as Chief Financial Officer of the Company. Mr. Flores is expected to remain with the Company until the Company files its next Quarterly Report on Form 10-Q, on or about October 24, 2019. Mr. Flores’s departure is not due to a dispute or disagreement with the Company or the Company’s auditors. Following Mr. Flores’s departure, Victor Peng, the Company’s President and Chief Executive Officer, will assume the responsibilities of principal financial officer while the Company conducts a search for a new Chief Financial Officer.

The press release issued by the Company announcing Mr. Flores’ departure is furnished herewith and attached hereto as Exhibit 99.1.

(c)    On September 18, 2019, the Company appointed Sumeet Gagneja as the Company’s principal accounting officer, effective immediately.

Mr. Gagneja, age 49, joined the Company in March 2019 as Corporate Vice President and Corporate Controller. Previously, Mr. Gagneja served as Vice President and Chief Accounting Officer of Maxim Integrated Products, Inc. (“Maxim Integrated”) from August 2017 to February 2019, and as Corporate Controller of Maxim Integrated from August 2016 to July 2017.  Prior to that, Mr. Gagneja served as Maxim Integrated’s Managing Director of Internal Audit from November 2013 to August 2016, Maxim Integrated’s Managing Director of Finance from September 2013 to November 2013, and Maxim Integrated’s Executive Director of Finance from January 2011 to August 2013.  Prior to joining Maxim Integrated, Mr. Gagneja held various finance positions at Broadcom Limited (previously Avago Technologies) and Intel Corporation. Mr. Gagneja received a B.S. in Mechanical Engineering from Punjab Engineering College, a M.S. degree in Mechanical Engineering from Wayne State University, and an M.B.A. degree from the University of Michigan (Stephen M. Ross) School of Business.

Mr. Gagneja is eligible to participate in the compensatory program applicable to other employees commensurate with his level. The Company has entered into its standard indemnification and change-of-control agreements with Mr. Gagneja. There are no family relationships between Mr. Gagneja and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

99.1	Press release dated September 19, 2019
104	Cover Page Interactive Data File (the Cover Page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XILINX, INC.

Date: September 19, 2019	By:	/s/ Catia Hagopian
Catia Hagopian
Senior Vice President, General Counsel and
Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated September 19, 2019
104	Cover Page Interactive Data File (the Cover Page XBRL tags are embedded within the Inline XBRL document)